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Exhibits 5.1

OPINION OF DAVIS POLK & WARDWELL LLP

June 18, 2012

Re:
Registration Statement on Form S-3

IHS Inc.
15 Inverness Way East
Englewood, CO 80112

Ladies and Gentlemen:

        IHS Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), in each case as described in the Registration Statement, (a) the sale by the Company of its shares of Class A common stock, par value $0.01 per share (the "Common Stock"), together with the rights (the "Rights") evidenced by such shares to the extent provided in the rights agreement (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, LLC (as successor to Computershare Trust Company, Inc.), as Rights Agent (the "Rights Agent"), (b) the sale by one or more stockholders of the Company (the "Selling Stockholders") to be named in a supplement to the prospectus included in the Registration Statement, in a post-effective amendment thereto or in a document incorporated by reference therein, of shares of Common Stock issued (x) prior to the Company's initial public offering on November 16, 2005 or (y) upon conversion of shares of Class B common stock, par value $0.01 per share, of the Company issued prior to such initial public offering (such shares of Common Stock, the "Selling Stockholder Common Stock"), together with the Rights evidenced by such Selling Stockholder Common Stock, (c) the sale by the Company of shares of its preferred stock, with or without par value (the "Preferred Stock"), and (d) the sale by the Company of its senior debt securities and subordinated debt securities (collectively, the "Debt Securities"), which may be issued, respectively, pursuant to a senior debt indenture (the "Senior Debt Indenture") between the Company and a trustee to be named therein (the "Senior Debt Trustee") and a subordinated debt indenture (together with the Senior Debt Indenture, the "Indentures") between the Company and a trustee to be named therein (together with the Senior Debt Trustee, the "Trustees").

        We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

        In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

        Based upon the foregoing, we advise you that, in our opinion:

  1.
  When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of any shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

  2.
  The Selling Stockholder Common Stock that may be sold by the Selling Stockholders is validly issued, fully paid and non-assessable.

  3.
  When any shares of Common Stock proposed to be sold by the Company are validly issued, the Rights attached to such shares of Common Stock will be validly issued.

  4.
  The Rights attached to any shares of Selling Stockholder Common Stock that may be sold by a Selling Stockholder have been validly issued.

  5.
  Upon designation by the Board of Directors of the Company of the relative rights, preferences and limitations of any series of Preferred Stock proposed to be sold by the Company, and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof, if any), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

  6.
  When the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of any series of Debt Securities proposed to be sold by the Company have been duly authorized, executed and delivered by the Company and the applicable Trustee; the specific terms of such series of Debt Securities have been duly authorized and established in accordance with the applicable Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability.

        In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) in the case of any such security proposed to be sold by the Company, the Board of Directors of the Company shall have duly established the terms of such security (in the case of any Preferred Stock or Debt Securities) and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) the Company will be and shall remain validly existing as a corporation in good standing under the laws of the State of Delaware, (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (iv) each Indenture is a valid, binding and enforceable obligation of the applicable Trustee, (v) the Rights Agreement is a valid, binding and enforceable obligation of the Rights Agent and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption "Validity of Securities" in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ DAVIS POLK & WARDWELL LLP

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  Exhibits 5.1